UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2012

Bacterin International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-158426	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 6, 2012, the Company’s Board of Directors unanimously voted to expand the size of the Board and fill the newly created vacancy with John Deedrick. Mr. Deedrick is an experienced senior executive with 15 years experience in healthcare venture capital and business consulting.  Mr. Deedrick also has 12 years of experience in the high tech defense industry.  He has served as a corporate venture capitalist for Mayo Clinic and a Founder and General Partner for Accuitive Medical Ventures.  Mr. Deedrick also serves as President and CEO of CHIP Solutions and is Founder and Chairman of GreatDeeds, a Minnesota non-profit organization. Mr. Deedrick has served on the board of numerous early stage healthcare companies over the last 15 years. Mr. Deedrick received his undergraduate degree from Northwestern College (Roseville, MN) and his MBA from St. Thomas University (St. Paul, MN).

Mr. Deedrick will serve as a Class II Director until the 2013 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Committee assignments have not yet been determined. There are no related party transactions between the Company and Mr. Deedrick, other than the standard Board compensation for independent directors, which is described in detail in our Proxy Statement.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the matter described in Item 5.02 above is attached as Exhibit 99.1 and incorporated herein. The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

99.1	Press Release of Bacterin International Holdings, Inc., dated September 12, 2012 entitled “John Deedrick Joins Bacterin Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2012	BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ Guy S. Cook
Name: Guy S. Cook
Title: President and Chief Executive Officer